SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                         First Federal Bancorp, Inc.
                         ---------------------------
              (Name of Registrant as Specified In Its Charter)

                         First Federal Bancorp, Inc.
                         ---------------------------
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials

[ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                         FIRST FEDERAL BANCORP, INC.
                              505 Market Street
                           Zanesville, Ohio 43701
                               (740) 588-2222


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the 2004 Annual Meeting of Shareholders of First Federal Bancorp, Inc. ("Bancorp"), will be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio, on February 18, 2004, at 2:00 p.m., Eastern Standard Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

      1. To re-elect three directors of Bancorp for terms expiring in 2006;

      2. To consider and vote upon the ratification of the selection of BKD LLP ("BKD") as the auditors of Bancorp for the current fiscal year;

      3. To consider and vote upon a shareholder proposal regarding the sale or merger of Bancorp; and

      4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only shareholders of Bancorp of record at the close of business on December 23, 2003, will be entitled to receive notice of and to vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


Zanesville, Ohio                       J. William Plummer, President and
January 6, 2004                        Chief Executive Officer

                                       Ward D. Coffman, III, Secretary

                         FIRST FEDERAL BANCORP, INC.
                              505 Market Street
                           Zanesville, Ohio 43701
                               (740) 588-2222

                               PROXY STATEMENT

                                   PROXIES

      The enclosed Proxy is being solicited by the Board of Directors of First Federal Bancorp, Inc. ("Bancorp"), for use at the 2004 Annual Meeting of Shareholders of Bancorp to be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio, on February 18, 2004, at 2:00 p.m., Eastern Standard Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder before exercise by giving notice of revocation to Bancorp in writing or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

      Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

      FOR the re-election of John C. Matesich, III, Don R. Parkhill and J. William Plummer as directors of Bancorp for terms expiring in 2006;

      FOR the ratification of the selection of BKD LLP ("BKD") as the auditors of Bancorp for the current fiscal year; and

      AGAINST the approval of the shareholder proposal regarding the sale or merger of Bancorp.

      Proxies may be solicited by the directors, officers and other employees of Bancorp in person or by telephone, telecopy, telegraph or mail, only for use at the Annual Meeting and will not be used for any other meeting. The cost of soliciting Proxies will be borne by Bancorp. Bancorp may retain Regan and Associates Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. If it retains such firm, Bancorp will pay Regan & Associates, Inc., a fee of $7,500.00.

      Only shareholders of record as of the close of business on December 23, 2003 (the "Voting Record Date"), are eligible to vote at the Annual Meeting. Bancorp's records disclose that, as of the Voting Record Date, there were 3,260,681 common shares of Bancorp (the "Shares") outstanding. On all matters, shareholders are entitled to one vote for each Share held.

      This Proxy Statement is first being mailed to the shareholders of Bancorp on or about January 6, 2004. Bancorp may deliver to shareholders that share an address one copy of this Proxy Statement and the 2003 Annual Report to Shareholders. Bancorp will deliver promptly upon written or oral request to the address or phone number at the top of this page a separate copy of the Annual Report or Proxy Statement to a Shareholder at a shared address to which a single copy was delivered. Please also use such address or phone number to notify us if you wish to receive a separate annual report and proxy statement in the future or if you are receiving multiple copies currently and want to receive a single copy of each in the future.

                               VOTES REQUIRED

Quorum

      A majority of the votes eligible to be cast at the Annual Meeting must be present in person or by proxy to establish a quorum. Abstentions and shares held by a nominee for a beneficial owner and which are represented in person or by proxy at the Annual Meeting but not voted with respect to one or more proposals ("Non-votes") will be counted as present for purposes of establishing a quorum.

Proposals

      Under Ohio law and Bancorp's Amended and Restated Code of Regulations (the "Regulations"), the adoption of the following matters will require the receipt of the corresponding vote:

               Proposal                       Required Vote
               --------                       -------------

      1.  Election of directors      The three nominees receiving the
                                     greatest number of votes will be
                                     elected to the Board of Directors.

      2.  Ratification of the        Affirmative vote of the holders of at
          selection of BKD as        least a majority of the shares
          auditors                   represented in person or by proxy at
                                     the Annual Meeting

      3.  Shareholder proposal       Affirmative vote of the holders of at
          regarding sale or merger   least a majority of the shares
          of Bancorp                 represented in person or by proxy at
                                     the Annual Meeting

      Brokers/dealers who hold outstanding shares of Bancorp in street name for their customers may, under applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit Proxies for such outstanding shares and may vote such shares on some matters, but broker/dealers may not vote such shares on other matters without specific instructions from the customer. Proxies signed and submitted by broker/dealers that have not been voted on certain matters as described in the previous sentence are Non-votes.

      The effect of an abstention or a Non-vote on proposals 2 and 3 above will be the same as a vote against the adoption of such proposals.

                     VOTING SECURITIES AND OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the only persons known to Bancorp to own beneficially more than five percent (5%) of the outstanding Shares as of December 15, 2003:

                                       Amount and Nature of            Percent of
Name and Address                     Beneficial Ownership (2)      Shares Outstanding
----------------                     ------------------------      ------------------
                                       Sole          Shared
                                       ----          ------

Connie Ayres LaPlante (1)            92,440 (3)      142,048              7.14%
J. William Plummer (1)              115,935 (4)       59,570              5.29%
Charles H. Hoover
Harry C.C. MacNealy
MacNealy Hoover Investment
 Management Inc.
4580 Stephen Circle, Suite 201
Canton, OH 44718                    266,000 (5)            -              8.16%

___________________
<F1>  Each of the individuals listed in this table may be contacted at the address of Bancorp, 505 Market Street, Zanesville, Ohio 43701.

<F2>  Includes Shares with respect to which the shareholder has sole or shared voting or investment power as a fiduciary for a trust or another person and Shares held by certain family members.

<F3>  Includes 24,000 Shares subject to currently exercisable options granted under the First Federal Bancorp, Inc., 1994 Stock Option Plan for Officers and Key Employees (the "1994 ISO Plan"), the First Federal Bancorp, Inc., 1997 Performance Stock Option Plan for Senior Executive Officers and Outside Directors (the "1997 Plan"), and the First Federal Bancorp, Inc., 2002 Stock Option and Incentive Plan (the "2002 Plan").

<F4>  Includes 56,000 Shares subject to currently exercisable options granted under the 1994 ISO Plan, the 1997 Plan, and the 2002 Plan.

<F5>  Based upon a Schedule 13D/A filed with the Securities and Exchange
      Commission on October 14, 2003.

      The following table sets forth certain information with respect to the number of Shares beneficially owned by each director of Bancorp and by all directors and executive officers of Bancorp as a group as of December 15, 2003:

                                       Amount and Nature of            Percent of
Name and Address                     Beneficial Ownership (2)      Shares Outstanding
----------------                     ------------------------      ------------------
                                       Sole          Shared
                                       ----          ------

Ward D. Coffman, III                162,840 (3)            -               4.95%
Robert D. Goodrich, II               87,080 (4)            -               2.65%
Patrick L. Hennessey                139,480 (5)            -               4.25%
Connie Ayres LaPlante                92,440 (6)      142,048               7.14%
John C. Matesich, III                67,480 (7)            -               2.05%
Don R. Parkhill                      51,234 (8)       12,290               1.92%
J. William Plummer                  115,935 (9)       59,570               5.29%
All directors and executive
 officers of Bancorp as a
 group (7 people)                   716,489          213,908 (10)         26.58%

___________________
<F1>   Each of the individuals listed in this table may be contacted at the address of Bancorp, 505 Market Street, Zanesville, Ohio 43701.

<F2>  Includes Shares with respect to which the shareholder has sole or shared voting or investment power as a fiduciary for a trust or another person and Shares held by certain family members.

<F3>  Includes 30,000 Shares subject to currently exercisable options granted under the First Federal Bancorp, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Non-qualified Plan"), the 1997 Plan and the 2002 Plan.

<F4>  Includes 30,000 Shares subject to currently exercisable options granted under the 1994 Non-qualified Plan, the 1997 Plan, and the 2002 Plan.

<F5>  Includes 22,000 Shares subject to currently exercisable options granted under the 1994 Non-qualified Plan, the 1997 Plan, and the 2002 Plan.

<F6>  See footnote 3 to the preceding table for a description of Ms.
      LaPlante's beneficial ownership.

<F7>  Includes 30,000 Shares subject to currently exercisable options granted under the 1994 Non-qualified Plan, the 1997 Plan, and the 2002 Plan.

<F8>  Includes 47,480 Shares subject to currently exercisable options granted under the First Federal Bancorp, Inc., 1992 Stock Option Plan for Non-Employee Directors, the 1994 Non-qualified Plan, the 1997 Plan, and the 2002 Plan.

<F9>  See footnote 4 to the preceding table for a description of Mr.
      Plummer's beneficial ownership.

                   PROPOSAL ONE: RE-ELECTION OF DIRECTORS

      In accordance with Article Two of the Regulations, three directors are to be elected at the Annual Meeting, each for a term of two years and until their successors are elected. Each holder of Shares is entitled to one vote for each director position for each Share held. No shareholder may cumulate votes in the election of directors.

      In accordance with Section 2.03 of the Regulations, nominees for election as a director may be proposed only by the directors or by a shareholder entitled to vote for directors. The Board of Directors has not established a nominating committee but instead determines director nominations as a full Board. The Board of Directors includes five directors meeting the definition of "independent director" in the rules of The Nasdaq Stock Market, as well as the President and the Treasurer of Bancorp. The Board of Directors believes that the determination of nominees is benefited by the knowledge and perspective of the two corporate officers.

      The Board of Directors will consider director candidates recommended by shareholders. The Board of Directors does not have a written policy for how it will consider such recommendations due to the lack of experience with such recommendations, the need to evaluate such recommendations on a case-by-case basis, and the expectation that recommendations from shareholders probably would be considered generally in the same manner as recommendations by a director or an officer of Bancorp.

      The Board of Directors has not established minimum qualifications that must be met by a board-recommended nominee. The directors:

      * consider whether a current board member wishes to be re-elected;
      * if a new nominee is needed, determine the skills and experience desired in a new director, such as community involvement, marketing or sales experience, financial expertise, business experience, technological knowledge or business development expertise;
      * identify potential nominees who have such skills and experience;
      * determine whether the potential nominees are shareholders of Bancorp;
      * develop a consensus of the directors with respect to which potential nominee would be best suited for the position;
      * investigate the potential nominee's background and develop personal knowledge about the candidate;
      *     determine whether the candidate is interested; and
      * vote on the nomination, with the determination made by a vote of a majority of the Board of Directors.

      A shareholder who wishes to make a nomination must follow the procedures set forth in the Regulations. Such procedures require the submission of a written nomination by the shareholder to the Secretary of Bancorp by the later of the November 15th immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of Shares owned either beneficially or of record by each such nominee and the length of time such Shares have been so owned.

      Unless otherwise directed, Proxies received pursuant to this solicitation will be voted for the nominees listed below, each of whom has been designated by the directors. In the event that any nominee listed below fails to stand for election at the Annual Meeting, Proxies will be voted for such other person as may be designated by the directors. Management does not anticipate that any of the nominees listed below will fail to stand for election at the Annual Meeting.

      The Board of Directors proposes the re-election of the following persons to terms that will expire in 2006. Each such director also serves as a director of First Federal Savings Bank of Eastern Ohio ("First Federal").

Name                       Age         Position(s) Held          Director Since
----                       ---         ----------------          --------------

John C. Matesich, III      60      Chairman and Director             1992
Don R. Parkhill            45      Director                          1995
J. William Plummer         58      President, Chief Executive        1992
                                   Officer and Director

      The following directors will continue to serve after the Annual Meeting for the terms indicated:

Name                       Age        Position(s) Held           Director Since       Term Expires
----                       ---        ----------------           --------------       ------------

Ward D. Coffman, III       50      Secretary and Director            1992                 2005
Robert D. Goodrich, II     57      Director                          1992                 2005
Patrick L. Hennessey       53      Director                          1992                 2005
Connie Ayres LaPlante      47      Treasurer and Director            1992                 2005

Each director also serves as a director of First Federal.

      Ward D. Coffman, III is an attorney who has been engaged in private practice in the Zanesville area since 1978.

      Robert D. Goodrich, II is the Chairman of the Board and Chief Executive Officer of Wendy's Management Group, Inc., a position he has held since 1986.

      Patrick L. Hennessey is currently the President of P & D
Transportation. Mr. Hennessey has been employed by P & D Transportation since 1985.

      Connie Ayres LaPlante is a Senior Vice President and the Treasurer of First Federal. Ms. LaPlante commenced employment with First Federal in 1978.

      John C. Matesich, III is the President of Matesich Distributing Co., a beer distributor in Southeastern Ohio. Mr. Matesich has been the President of Matesich Distributing Co. since 1990 and has been employed by Matesich Distributing Co. since 1972.

      Don R. Parkhill is a Director and Vice President of Jacobs Vanaman Agency, Inc. since 2003. Mr. Parkhill is also the owner of Parkhill Financial Group, which has sold life insurance and assisted with other financial planning needs since 1987.

      J. William Plummer is currently the President and Chief Executive Officer of First Federal. Mr. Plummer has been employed by First Federal since 1970 and has served as the President and the Chief Executive Officer since 1979.

      Messrs. Coffman, Goodrich, Hennessey, Matesich and Parkhill are "independent" directors as defined under Rule 4200 of the listing standards of The Nasdaq Stock Market.

Meetings of Directors

      The Board of Directors of Bancorp met 12 times for regularly scheduled and special meetings during the fiscal year ended September 30, 2003. Each director attended at least 75% of the aggregate of such meetings and all meetings of the committees of the Board of Directors of which such director is a member.

      The Board of Directors of First Federal met 15 times for regularly scheduled and special meetings during the fiscal year ended September 30, 2003.

Committees of Directors

      The Board of Directors of Bancorp has a Stock Option Committee, which administers Bancorp's stock option plans. The Stock Option Committee is comprised of Messrs. Coffman, Hennessey, Matesich, Parkhill, Goodrich and Plummer and Ms. LaPlante. The Stock Option Committee met one time during the fiscal year ended September 30, 2003.

      The Board of Directors of Bancorp does not have a Nominating Committee. Nominations for election to the Board of Directors of Bancorp are determined by the entire Board of Directors of Bancorp. In addition, the Regulations provide a procedure for shareholders to nominate persons for election to the Board of Directors of Bancorp. See "PROPOSAL ONE: RE-ELECTION OF DIRECTORS."

      The Audit Committee and the Compensation Committee of the Board of Directors of Bancorp meet in conjunction with the Audit Committee and the Compensation Committee of the Board of Directors of First Federal. The Audit Committee is comprised of Messrs. Hennessey, Goodrich, Matesich and Parkhill. See "AUDIT COMMITTEE REPORT" for a description of the Audit Committee's responsibilities. The Audit Committee met ten times during the fiscal year ended September 30, 2003.

      Messrs. Coffman, Hennessey and Matesich are the members of the Compensation Committee. The Compensation Committee reviews and recommends to the full Board of Directors salary levels for the executive officers of First Federal and, in conjunction with management, for the other employees of First Federal. The Compensation Committee met one time during the fiscal year ended September 30, 2003.

      The Board of Directors of First Federal also has a Loan Committee. The function of the Loan Committee is to approve loans for amounts greater than $322,700. Messrs. Plummer, Coffman and Hennessey are the members of the Loan Committee. The Loan Committee met ten times by telephone during the fiscal year ended September 30, 2003.

Communications with Directors

      A shareholder may communicate with the Board of Directors or any individual director by mailing a communication to Bancorp addressed to the Board of Directors or the individual director. All of such communications, except those clearly of a marketing nature, will be forwarded directly to the appropriate individual director or presented to the full Board of Directors at a meeting of the Board of Directors.

      All directors are requested to attend each Bancorp shareholder meeting. All seven directors attended the 2003 Annual Meeting of Shareholders.

              COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

      The following Summary Compensation Table sets forth certain information with respect to the compensation paid by First Federal to the chief executive officer of Bancorp and the only other officer of Bancorp to receive cash compensation in excess of $100,000 during fiscal year 2003.

                         Summary Compensation Table
                         --------------------------

                                            Annual Compensation       Long Term Compensation
                                            -------------------       ----------------------
                                                                              Awards
                                                                              ------
Name and Principal Position     Year     Salary ($)(1)     Bonus ($)     Options/ SARs (#)
---------------------------     ----     -------------     ---------     -----------------

J. William Plummer              2003      $166,426          $63,391               -
  President and Chief           2002       159,598           70,354           5,000 (2)
  Executive Officer             2001       154,607           47,009          15,000 (2)

Connie Ayres LaPlante           2003       112,313           36,866               -
   Treasurer                    2002       106,909           42,730           5,000 (2)
                                2001       102,936           26,312          15,000 (2)

___________________
<F1>  Does not include amounts attributable to other miscellaneous benefits, the cost of which was less than 10% of the officer's cash compensation.

<F2>  Represents the number of Shares underlying options granted under the
      1994, 1997 and 2002 Plans. Bancorp does not have a stock benefit plan that provides for the grant of "SARs," an abbreviation for "Stock Appreciation Rights."

Employment Agreements

      In October 2003, First Federal entered into employment agreements with Mr. Plummer and Ms. LaPlante, each with a term of three years. The agreements provide for a salary review by the Board of Directors not less often than annually and the inclusion of the employee in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible. Each employment agreement may be terminated by First Federal at any time. In the event of termination for "just cause," as defined in the employment agreement, the employee will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination within one year of any change in "control" (as defined below) of First Federal or Bancorp, each employee will be entitled to receive (a) a payment in an amount equal to the sum of (i) the amount of compensation to which the employee is entitled for the remainder of the term of the agreement, plus
(ii) the difference between (x) the product of three multiplied by the total compensation paid to the employee for the immediately preceding calendar year less (y) the amount paid to the employee pursuant to (i); and
(b) continued health, life and disability insurance and other benefits substantially equal to those which the employee was receiving at the time the agreement was terminated until the earliest to occur of the end of the term of the agreement, or the date the employee becomes employed by another employer. "Control," as defined in the employment agreements, generally refers to the acquisition by any person or entity of the ownership or power to vote ten percent (10%) or more of the shares of either First Federal or Bancorp without having rebutted control by a filing with the Office of Thrift Supervision, the control of the election of a majority of the directors of either First Federal or Bancorp; or the exercise of a controlling influence over the management or policies of either First Federal or Bancorp.

      In the event of termination other than for "just cause" (as defined in the employment agreement) or in connection with a change of control, the employee will be entitled to a continuation of salary payments for a period of time equal to the term of the employment agreement, as well as a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earlier to occur of the end of the employment agreement term or the date the employee becomes employed full-time by another employer.

Compensation of Directors

      Each non-employee director of Bancorp receives a fee of $350 per month and $50 for each meeting of the Board of Directors attended, with payment for two excused absences per year. Each non-employee director of First Federal receives a fee of $500 per month and $500 for each meeting of the Board of Directors attended, with payment for two excused absences per year. In addition to regular fees paid to the directors of First Federal, members of the Compensation Committee and members of the Benefits Committee who are not employees receive $150 for each meeting attended. Members of the Loan Committee, other than the executive officers, receive $50 for each meeting attended in person, although no fees were paid during the fiscal year ended September 30, 2003, because only telephonic meetings were held during the year. No committee fees are paid to members of the Audit Committee.

Certain Transactions with First Federal

      All loans by First Federal to executive officers and directors of First Federal and Bancorp with outstanding balances during the fiscal year ended September 30, 2003, were made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. None of such loans involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.

      During the fiscal year ended September 30, 2003, First Federal retained the services of Ward D. Coffman, III, an attorney engaged in private practice in the Zanesville area. Mr. Coffman is the Secretary and a director of Bancorp and serves as general counsel to First Federal. From time to time, Mr. Coffman will serve as general counsel to First Federal during the fiscal year beginning October 1, 2003.

Stock Option Plans

      The shareholders of Bancorp approved stock option plans for employees (the "ISO Plans") and non-employee directors (the "Non-qualified Plans") that were adopted by the Board of Directors in 1992 and 1995. In addition, the shareholders approved additional plans for both employees and non-employee directors in 1997 and 2002. The purposes of the stock option plans include attracting and retaining the best available personnel as officers, employees and directors of Bancorp and First Federal and providing incentives to the officers, employees and directors of Bancorp and First Federal by facilitating their purchases of an ownership interest in Bancorp.

      Bancorp currently has reserved 660,994 common shares for issuance under the stock option plans, of which 362,265 were subject to outstanding options on December 15, 2003. No more options may be granted under the First Federal Bancorp, Inc., 1992 Incentive Stock Option Plan for Officers and Key Employees, the 1992 Non-qualified Plan or the 1997 Plan.

      Options granted under the ISO Plans and certain options granted under the 1997 Plan and the 2002 Plan are intended to qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which, if certain conditions are met, permits the optionees to delay the recognition of federal taxable income on the Shares received upon the exercise of options. The option exercise price for ISOs is determined by the Stock Option Committee at the time of option grant. The exercise price must not be less than 100% of the fair market value of the Shares on the date of the grant.

      The Non-qualified Plans provide for the grant of options that are not intended to qualify as "incentive stock options" under Section 422 of the Code ("Non-qualified Options"), and options awarded to non-employee directors under the 1997 Plan and the 2002 Plan are also Non-qualified Options. The exercise price for Non-qualified Options is at least the fair market value of the Shares on the date of the grant.

      Options granted under the 1992 Plan are first exercisable one year after the date of grant. Options granted under the 1994 Plans and the 2002 Plan are immediately exercisable. Options granted pursuant to the 1997 Plan are, unless otherwise specified by the Stock Option Committee at the time of grant, exercisable immediately after the date of grant, provided that the optionee will have been a senior executive officer or non-employee director of Bancorp or First Federal at all times during the period beginning with the date of grant of any such option and ending on the date which is three months before the date of exercise of the option.

      All options are immediately exercisable in the event of a "change of control," as defined in the plans. A "change of control" includes execution of an agreement for a merger or acquisition or the acquisition of the beneficial ownership of 25% or more of the voting shares of Bancorp by any person or entity.

      There were no options granted to purchase Shares of Bancorp made to Mr. Plummer and Ms. Ayres LaPlante during the fiscal year ended September 30, 2003.

      The following table sets forth information regarding the number and value of unexercised options held by the persons listed in the Summary Compensation Table:

             Aggregated Option/SAR Exercises In Last Fiscal Year
             ---------------------------------------------------
                        and 9/30/03 Option/SAR Values
                        -----------------------------

                                                                Number of
                                                               Securities         Value of
                                                               Underlying        Unexercised
                                                               Unexercised       In-the-Money
                                                             Options/SARs at   Options/SARs at
                                                               9/30/03 (#)       9/30/03 (1)
                         Shares Acquired                      Exercisable/      Exercisable/
Name                       on Exercise     Value Realized     Unexercisable     Unexercisable
----                     ---------------   --------------    ---------------   ---------------

J. William Plummer              -                -              56,000/0          $189,615/0
Connie Ayres LaPlante           -                -              24,000/0            37,775/0

___________________
<F1>  An option is "in-the-money" if the fair market value of the underlying Shares exceeds the exercise price of the option. The figure represents the value of such unexercised options, determined by multiplying the number of Shares subject to unexercised options by the difference between the exercise prices of such options and the closing sale price for the Shares on September 30, 2003 as reported by The Nasdaq Stock Market.

          SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the federal securities laws, Bancorp's directors and executive officers and persons holding more than ten percent of the common shares of Bancorp are required to report their ownership of common shares and changes in such ownership to the Securities and Exchange Commission (the "SEC") and Bancorp. The SEC has established specific due dates for such reports. Based upon a review of such reports, Bancorp must disclose any failures to file such reports timely in Proxy Statements used in connection with annual meetings of shareholders. Bancorp is not aware of any failures to file such reports timely.

                           AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors of Bancorp is comprised of Messrs. Hennessey, Goodrich, Matesich and Parkhill, all of whom are considered independent under the rules of the National Association of Securities Dealers' listing standards, as independence for audit committee members is defined. The Audit Committee is responsible for overseeing Bancorp's accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit Bancorp's financial statements. The Audit Committee has adopted a charter to set forth its responsibilities (the "Charter"). A copy of the Charter is attached to this Proxy Statement as Exhibit A.

      As required by the Charter, the Audit Committee received and reviewed the report of BKD LLP ("BKD") regarding the results of their audit, as well as the written disclosures and the letter from BKD required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of Bancorp. A representative of BKD also discussed with the Audit Committee the independence of BKD from Bancorp, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and the representative of BKD included the following:

      * BKD's responsibilities in accordance with generally accepted auditing standards
      * The initial selection of, and whether there were any changes in, significant accounting policies or their application
      *     Management's judgments and accounting estimates
      *     Whether there were any significant audit adjustments
      *     Whether there were any disagreements with management
      *     Whether there was any consultation with other accountants
      * Whether there were any major issues discussed with management prior to BKD's retention
      * Whether BKD encountered any difficulties in performing the audit
      * BKD's judgments about the quality of Bancorp's accounting principles
      * BKD's responsibilities for information prepared by management that is included in documents containing audited financial statements

      Based on its review of the financial statements and its discussions with management and the representative of BKD, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended September 30, 2003, to be filed with the SEC.

      Robert D. Goodrich, II
      Patrick L. Hennessey
      John C. Matesich, III
      Don R. Parkhill

Audit Fees

      For the fiscal years ended September 30, 2003, and September 30, 2002, BKD billed Bancorp $49,370 and $47,815, respectively, for the audit of Bancorp's annual financial statements and the review of financial statements included in Bancorp's Forms 10-QSB.

Audit-Related Fees

      During the 2003 and 2002 fiscal years, BKD billed Bancorp $1,090 and $0 for assurance and related services by BKD that are reasonably related to the performance of the audit and review of Bancorp's financial statements and which are not reported under "Audit Fees."

Tax Fees

      During fiscal years 2003 and 2002, BKD billed Bancorp $5,595 and $5,195, respectively, for professional services rendered by BKD for tax compliance, tax advice and tax planning. The services provided were assistance with the preparation of Bancorp's tax return and guidance with respect to estimated tax payments.

All Other Fees

      During fiscal year 2002, Bancorp and First Federal were billed $16,465 for services rendered by BKD other than for accounting services discussed in "Audit Fees," "Audit-Related Fees" or "Tax-Fees." Such services consisted of consultation with respect to the termination of First Federal's pension plan. Bancorp and First Federal were not billed by BKD during fiscal year 2003 for any services not disclosed in "Audit Fees," "Audit-Related Fees" or "Tax Fees."

            PROPOSAL TWO:  RATIFICATION OF SELECTION OF AUDITORS

       The Board of Directors of Bancorp has selected BKD as the auditors of Bancorp and its subsidiary for the current fiscal year and recommends that the shareholders ratify such selection. Management expects that a representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF BKD AS THE AUDITORS OF BANCORP FOR THE CURRENT FISCAL YEAR.

  PROPOSAL THREE: SHAREHOLDER PROPOSAL REGARDING SALE OR MERGER OF BANCORP

      The following shareholder proposal has been submitted for inclusion in the 2004 proxy statement. The Board of Directors of Bancorp recommends that shareholders vote "AGAINST" the following shareholder proposal.

      MacNealy Hoover Investment Management, Inc., claiming that it has owned for more than one year common shares of Bancorp equaling in excess of 1% of the outstanding common shares of Bancorp or with a market value in excess of $2,000, and that it will continue to hold such shares through the date of the Annual Meeting, has submitted the following resolution and supporting statement for inclusion in this Proxy Statement and has stated its intention to present the same at the Annual Meeting. THE BANCORP BOARD OF DIRECTORS OPPOSES THIS RESOLUTION FOR THE REASONS STATED BELOW.

                             -------------------

                             SHAREHOLDER PROPOSAL
                                     OF
                 MACNEALY HOOVER INVESTMENT MANAGEMENT, INC.

      "RESOLVED, that First Federal Bancorp ("FFBZ") shareholders request that the board of directors (1) appoint a committee of independent, non-management directors with authority to explore strategic alternatives for maximizing shareholder value, including sale or merger of FFBZ,
(2) instruct the committee to retain a leading investment banking firm to advise the committee about strategic alternatives, and (3) authorize the committee and investment banker to solicit and evaluate offers for the sale or merger of FFBZ."

                             SUPPORTING STATEMENT
                                     OF
                 MACNEALY HOOVER INVESTMENT MANAGEMENT, INC.

      "The purpose of this proposal is to provide shareholders the opportunity to advise the board of shareholder's concerns about FFBZ's strategic direction and their desire to realize the full value of the FFBZ investment."

      "MacNealy Hoover Investment Management, Inc. is a professional, registered investment advisor managing more than $100,000,000 in assets for individuals and non-profit organizations. We know what it means to be a fiduciary, to have the responsibility for managing assets, to monitor performance continuously, and to identify at all times the best possible uses for funds entrusted to us. We believe corporate managers, whether at FFBZ or elsewhere, should manage shareholder money entrusted to them in precisely the same way!"

      "As we stated in the Schedule 13D beneficial ownership report filed in 2002, reporting ownership of more than 5% of FFBZ, we believe the best way for FFBZ shareholders to profit from appreciation in the price of FFBZ stock is a business combination between FFBZ and another entity which has an actively traded and liquid stock, a greater depth of financial, staff, and other resources. We believe FFBZ should engage a qualified investment banking firm to pursue an immediate sale of FFBZ by merger or another form of transaction to a financial institution with a more dynamic business model that could take advantage of untapped opportunities in the greater Zanesville area. We believe the value of shareholders' investment in FFBZ can be significantly increased through a sale or merger. We believe management's failure to consider this option seriously has been detrimental to shareholders."

      "This resolution does not demand that the board accept an offer to sell or merge. But non-management directors must evaluate this option unflinchingly on the basis of shareholder value alone. We strongly urge you to vote FOR this resolution."

                             -------------------

                 RESPONSE OF THE BANCORP BOARD OF DIRECTORS

              YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
    THE SHAREHOLDER PROPOSAL OF MCNEALY HOOVER INVESTMENT MANAGEMENT, INC.
                         FOR THE FOLLOWING REASONS:

      Your company's Board of Directors strongly believes that the implementation of the Shareholder Proposal of MacNealy Hoover Investment Management, Inc. (the "Proposal"), is not in the best interests of Bancorp shareholders and will not maximize value to our shareholders.

      As you know, the Board of Directors of your company is elected by you, our shareholders, to direct the management of the business and affairs of Bancorp. Each year, each shareholder has the right to vote FOR, AGAINST or ABSTAIN FROM the election of the directors nominated by the Board of Directors or by a shareholder in accordance with the procedures set forth in our Code of Regulations.

      When elected by your shareholders, the Board of Directors continually reviews and monitors the business and progress of Bancorp consistent with its fiduciary duties and responsibilities to you and keeps apprised of trends and developments in the financial institutions industry. The directors consider such information in light of expectations for Bancorp and uses such information to develop plans for Bancorp. In view of the foregoing, the Board of Directors strongly believes that it is in the best and most informed position to explore various alternatives to maximize shareholder value and to evaluate and consider whether your company should remain independent or should pursue a sale or merger.

      The consideration of a possible sale or merger of your company involves an examination of a complex array of factors, including, but not limited to, a subjective evaluation of Bancorp's future in a changing competitive environment and the performance of your company in such environment; the desires and expectations of all of the shareholders of Bancorp; the needs of our customers, community and employees; and the impact of the economy on the timing of any such possible sale. Acting now to investigate a sale of Bancorp would obstruct the ability of the Board of Directors to examine carefully all factors; would restrict the ability of the Board of Directors to examine all other strategic future alternatives; and could force a sale of Bancorp at a time that would not be conducive to the generation of the highest and best price. As a result of the foregoing, the adoption of the Proposal would weaken the ability of the Board of Directors to maximize shareholder value and could seriously prejudice and jeopardize the financial interests of shareholders in your company.

      Bancorp's success is highly dependent on its ability to maintain strong relationships with, and the confidence of, its employees, customers and shareholders. Your company has a qualified and dedicated staff that, along with the Board of Directors and management, is committed to maximizing shareholder value while serving our community. The Board of Directors will continue to stay apprised of trends and developments in the industry and may explore the sale or merger of your company if it feels that, based upon its evaluation and knowledge of the then current state of the financial institutions industry and developments at Bancorp, the consideration of such measures is in the best interests of Bancorp's shareholders. Although the Proposal only requests and does not obligate the Board of Directors to take certain action, the Board believes that the approval of the resolution would make our shareholders, customers, employees, and community uncertain about your company's future. Such uncertainty would undermine confidence in First Federal and would adversely affect its relationship with its employees and customers. As a result, First Federal's ability to compete effectively in the short and long term would be adversely affected, causing a potential decline in revenues, profits and shareholder value.

      In summary, the Board of Directors remains committed to maximizing the value of Bancorp for all shareholders. Such commitment has been demonstrated in part by our share repurchases and increases in dividends. The stock price of Bancorp increased from $6.00 on September 28, 2001, to $8.12 at September 30, 2003, a 35% increase. Our commitment has also been demonstrated by our investment in technology and facilities that have better positioned Bancorp to reduce costs, increase efficiency, expand services and grow for the long-term profitability of Bancorp. The Board of Directors will continue to work toward enhancing shareholder value by focusing on steps to increase Bancorp's results of operations, increasing mortgage loan volumes, controlling expenses, offering new products, and providing blue ribbon service to the communities we serve. The Board of Directors does not believe that the Proposal is in the best interests of the shareholders of Bancorp and emphatically opposes the Proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THE ADOPTION OF THE PROPOSAL.

               PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

      Any proposals of security holders intended to be included in Bancorp's Proxy Statement for the 2005 Annual Meeting of Shareholders should be sent to Bancorp by certified mail and must be received by Bancorp not later than September 8, 2004. In addition, if a shareholder intends to present a proposal at the 2005 Annual Meeting and the proposal is not received by November 22, 2004, then the proxies designated by the Board of Directors of Bancorp for the 2005 Annual Meeting of Shareholders of Bancorp may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

      Management knows of no other business that may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. If, however, other matters are brought before the Annual Meeting, the persons named in the enclosed Proxy intend to vote such Proxy in accordance with their best judgment.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

Zanesville, Ohio                       J. William Plummer, President and
December 30, 2003                      Chief Executive Officer

                                       Ward D. Coffman, III, Secretary

                                  EXHIBIT A

                        FIRST FEDERAL BANCORP, INC.,
                       AMENDED AUDIT COMMITTEE CHARTER
                              November 19, 2003

I.  Purpose
-----------

      The purpose of the Audit Committee shall be to oversee the accounting and financial reporting process of First Federal Bancorp, Inc. ("FFBZ"), FFBZ's systems of internal accounting and financial controls and the annual independent audit of FFBZ's financial statements, and the Committee shall serve as an independent and objective party to monitor FFBZ's financial reporting process and internal control systems. In so doing, the Committee will maintain free and open means of communication among the directors, the independent auditors, the internal auditors and FFBZ's financial management.

II.  Composition
----------------

      The Committee shall be comprised of three or more directors, as determined by the Board at least annually, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be "independent" and satisfy the experience and ability requirements of the applicable rules of the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, Inc. ("Nasdaq"). Committee members may enhance their familiarity with internal controls, accounting, financial reporting, auditing, legal compliance and ethics by participating in educational programs offered either internally, through external seminars or by outside consultants.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board in February or until their successors shall be duly elected and qualified. The members of the Committee may designate a chair by majority vote of the full Committee membership.

III.  Meetings
--------------

      The Committee is to meet at least quarterly at approximately the time of the earnings news release and prior to submission of the Securities and Exchange Commission ("SEC") Forms 10-QSB/10-KSB and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be set by the Committee chair. The Committee is to meet in separate executive sessions with management and the independent auditors at least once each year and at other times when considered appropriate to discuss any matters that the Committee believes should be discussed privately. Members will strive to be present at all meetings. As necessary or desirable, the Committee may request that members of management and representatives of the independent accountants be present at Committee meetings.

IV.  Responsibilities
---------------------

      To fulfill its responsibilities and duties, the Committee shall:

      1. Review and update this Charter periodically as conditions dictate, but at least annually.

      2. Select, retain and, when appropriate, terminate the independent auditor of FFBZ, set the independent auditor's compensation and otherwise oversee the independent auditor of FFBZ as set forth in
      Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These powers shall rest solely with the Committee.

      3. Pre-approve all audit services and all permitted non-audit services to be performed by the independent auditor as set forth in
      Section 10A(i) of the Exchange Act. The Committee may establish policies and procedures for the engagement of the independent auditor or any other accounting firm to provide non-audit related services.

      4. Review and discuss with management FFBZ's annual financial statements and any annual financial reports submitted to any governmental body or the public, and the independent auditor's opinions rendered with respect to such financial statements.

      5. Communicate to the independent auditor that the auditor is ultimately accountable to the Committee.

      6. Ensure that the independent auditor submits to the Committee periodically a written statement of all relationships between the independent auditor and FFBZ, consistent with Independence Standards Board Standard 1, and engage in active dialog with the independent auditor about all significant relationships the auditor has with FFBZ to determine the auditor's independence.

      7. Review the performance of the independent auditor and consult with the independent auditor outside of the presence of management about internal controls and the effectiveness thereof and the completeness and accuracy of FFBZ's financial statements. The Committee's review should include the matters required to be discussed by Statement on Auditing Standards No. 61 and an explanation from the independent auditor of the factors considered by the independent auditor in determining the audit's scope. The independent auditor should confirm that no limitations have been placed on the scope or nature of the audit. The Committee should recommend to the Board whether the audited financial statements should be contained in FFBZ's Annual Report on Form 10-KSB to be filed with the SEC.

      8. Following completion of the audit, review separately with each of management and the independent auditor any difficulties of disagreements encountered during the course of the audit, such as restrictions on scope of work or access to required information, as well as any improvements that could be made in the audit or internal control procedures.

      9. Receive communications, if any, from the independent auditor with respect to interim financial information before the filing of the Quarterly Report on Form 10-QSB with the SEC and discuss such communications with management of FFBZ. The chair of the Committee may represent the entire Committee for purposes of the receipt of communications and discussion with management.

      10. Prepare a report to be included in the Proxy Statement for FFBZ's annual meeting of shareholders, as required by the regulations of the SEC. The name of each Committee member must appear below the report.

      11. Establish, as required by Section 10A(m)(4) of the Exchange Act, procedures for the receipt, retention and treatment of complaints received by FFBZ regarding accounting, internal accounting controls or auditing matters and establish procedures for the confidential, anonymous submission by employees of FFBZ of concerns regarding questionable accounting or auditing matters.

      12. As the Committee deems necessary, engage and determine funding for independent legal counsel and other advisors for the Committee as required by Section 10A(m)(5) of the Exchange Act.

      13. Maintain minutes of each meeting of the Committee and submit the minutes to, or otherwise report to and discuss the matters from each Committee meeting with, the Board.

      14. Investigate any matter brought to its attention within the scope of its duties and perform any other activities consistent with this Charter, FFBZ's Code of Regulations and governing law, as the Committee or the Board deems necessary or appropriate.

                               REVOCABLE PROXY
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         FIRST FEDERAL BANCORP, INC.
                       THE FIRST FEDERAL BANCORP, INC.
                       ANNUAL MEETING OF SHAREHOLDERS
                              FEBRUARY 18, 2004

The undersigned shareholder of First Federal Bancorp, Inc. ("Bancorp") hereby constitutes and appoints Connie Ayres LaPlante, Ward D. Coffman, III and Larry W. Snode, or any one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of Bancorp to be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio, on February 18, 2004, at 2:00 p.m., Eastern Standard Time (the "Annual Meeting"), all of the shares of Bancorp that the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.    To re-elect three directors of Bancorp for terms expiring in 2006;

[ ]   FOR all nominees listed below    [ ]   WITHHOLD authority to vote for
      (except as marked to the               all nominees listed below:
      contrary below):

                            John C. Matesich, III
                               Don R. Parkhill
                             J. William Plummer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

---------------------------------------------------------------------------

2. To ratify the selection of BKD LLP as the auditors of Bancorp for the current fiscal year; and

               [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN

3. To consider and vote upon a shareholder proposal regarding the sale or merger of Bancorp.

               [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Annual Meeting of Shareholders of Bancorp and of the accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificates(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


-----------------------------------    ------------------------------------
Signature                              Signature


-----------------------------------    ------------------------------------
Print or Type Name                     Print or Type Name


-----------------------------------    ------------------------------------
Date                                   Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCORP. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.